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                                                                   Exhibit 10.27


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             TRUCK CITY PARTS, INC.

                                       AND

                      SOUTHWEST VIRGINIA TRUCKS PARTS, INC.

                                       AND

            THE SHAREHOLDERS OF SOUTHWEST VIRGINIA TRUCKS PARTS, INC.




                                NOVEMBER 19, 1999



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                                TABLE OF CONTENTS


                                                                         PAGE

ARTICLE I...................................................................1
   1.1.   Estimated Purchase Price..........................................1
   1.2.   Post-Closing Purchase Price Adjustment............................1
     (a)     Closing Balance Sheet..........................................1
     (b)     Closing Balance Sheet Notice...................................2
     (c)     Post-Closing Adjustment........................................2
   1.3.   Transfer of Assets................................................3
   1.4.   Assumption of Liabilities.........................................3
   1.5.   Excluded Liabilities..............................................3
   1.6.   Allocation of Purchase Price......................................4

ARTICLE II..................................................................5
   2.1.   Closing...........................................................5
   2.2.   Conveyances at Closing............................................5
   (a)    Instruments and Possession........................................5
     (b)     Assumption Document............................................6
     (c)     Form of Instruments............................................6
     (d)     Consents.......................................................6
   2.3.   Payment of Estimated Purchase Price...............................6

ARTICLE III.................................................................6
   3.1.   Corporate Organization and Standing...............................6
   3.2.   Authorization.....................................................6
   3.3.   No Conflict or Violation..........................................7
   3.4.   Facilities........................................................7
     (a)     Actions........................................................7
     (b)     Leases or Other Agreements.....................................7
     (c)     Facility Leases and Leased Real Property.......................7
     (d)     Certificate of Occupancy.......................................8
     (e)     Utilities......................................................8
     (f)     Improvements, Fixtures and Equipment...........................8
     (g)     Flood Risk.....................................................8
     (h)     No Special Assessment..........................................8
   3.5.   Assets............................................................9
   3.6.   Financial Statements..............................................9
   3.7.   Books and Records.................................................9
   3.8.   Litigation........................................................9
   3.9.   Licenses and Permits; Compliance with Laws........................9
   3.10.     Tax Matters...................................................10
   3.11.     Brokers, Finders..............................................10
   3.12.     Absence of Certain Changes....................................11
   3.13.     Material Contracts............................................12
   3.14.     Proprietary Rights............................................14
   3.15.     Labor Matters.................................................14
   3.16.     Consents......................................................15
   3.17.     Employee Benefit Plans; Employment Agreements.................15
     (a)     Plans.........................................................15
     (b)     Pension and Welfare Benefit Plans.............................15
   3.18.     Compliance with Environmental Laws............................17
     (a)     Definitions...................................................17


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     (b)     Notice of Violation............................................19
     (c)     Environmental Conditions.......................................19
     (d)     Environmental Audits or Assessments............................19
     (e)     Indemnification Agreements.....................................19
     (f)     Releases or Waivers............................................19
     (g)     Notices, Warnings and Records..................................19
     (h)     Compliance.....................................................19
     (i)     Hazardous Substances...........................................19
     (j)     Underground Storage Tanks......................................20
     (k)     Asbestos Containing Material...................................20
     (l)     Liens..........................................................20
   3.19.     Certain Business Relationships with the Company................20
   3.20.     Undisclosed Liabilities........................................20
   3.21.     Insurance......................................................20
   3.22.     Accounts Receivable............................................20
   3.23.     Inventory......................................................21
   3.24.     Payments.......................................................21
   3.25.     Customers, Distributors and Suppliers..........................21
   3.26.     Material Misstatements Or Omissions............................21

ARTICLE IV..................................................................22
   4.1.   Corporate Organization and Standing...............................22
   4.2.   Authorization.....................................................22
   4.3.   No Conflict or Violation..........................................22

ARTICLE V...................................................................23
   5.1.   Further Assurances................................................23
   5.2.   Employee-Related Matters..........................................23

ARTICLE VI..................................................................24
   6.1.   No Injunctive Proceedings.........................................24
   6.2.   Representations and Warranties....................................24
   6.3.   Performance of Agreements; Instruments of Transfer................24
   6.4.   Compliance Certificate............................................24
   6.5.   Opinion of Counsel................................................24
   6.6.   Ancillary Agreements..............................................24
   6.7.   Consents, Etc.....................................................24
   6.8.   Nonforeign Affidavit..............................................25

ARTICLE VII.................................................................25
   7.1.   No Injunctive Proceedings.........................................25
   7.2.   Representations and Warranties....................................25
   7.3.   Performance of Agreements; Instruments of Transfer................25
   7.4.   Compliance Certificate............................................25
   7.5.   Ancillary Agreements..............................................25
   7.6.   Consents; Etc.....................................................25

ARTICLE VIII................................................................26
   8.1.   Collection of Accounts Receivable and Letters of Credit...........26
   8.2.   Assignability and Consents........................................26
   8.3.   Trade Names.......................................................26
   8.4.   Indemnification by the Company and the Existing Shareholders......26
   8.5.   Indemnification by Truck City.....................................27
   8.6.   Survival of Representations, Warranties and Covenants.............27
   8.7.   Threshold.........................................................27
   8.8.   Notice and Opportunity to Defend..................................28



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   8.9.   Indemnification Payments..........................................28

ARTICLE IX..................................................................28
   9.1.   Expenses..........................................................28
   9.2.   Notices...........................................................28
   9.3.   Counterparts......................................................30
   9.4.   Entire Agreement..................................................30
   9.5.   Headings..........................................................30
   9.6.   Assignment; Amendment of Agreement................................30
   9.7.   Governing Law.....................................................30
   9.8.   Further Assurances................................................30
   9.9.   No Third Party Rights.............................................30
   9.10.     NonWaiver......................................................30
   9.11.     Severability...................................................30
   9.12.     Incorporation of Exhibits and Schedules........................31
   9.13.     Knowledge......................................................31



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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 19, 1999, is entered into by and among Truck City Parts, Inc., a Delaware corporation ("Truck City"), Southwest Virginia Truck Parts, Inc., a Virginia corporation (the "Company"), and C. Lloyd Lester ("Lester"), Judy C. Lester, Lescia L. Skeens and Cheria L. Sturgill the shareholders of the Company (each individually an "Existing Shareholder" and collectively, the "Existing Shareholders"). Truck City, the Company and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."


                                    RECITALS

                  WHEREAS, the Company and Lester own certain Assets (as defined in Annex A) that are used or held for use in its business of distributing aftermarket parts and ancillary services to the domestic heavy duty vehicle market (the "Business");

                  WHEREAS, the Existing Shareholders collectively own all of the issued and outstanding voting capital stock of the Company;

                  WHEREAS, Truck City desires to acquire and the Company and Lester desire to sell, the Assets, other than the Excluded Assets (as defined in Annex A); and

                  WHEREAS, the Existing Shareholders have determined that the transactions set forth in this Agreement are in the best interests of the Company and such transactions will benefit, directly and indirectly, the Existing Shareholders;


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:


                                   ARTICLE I.
                                PURCHASE AND SALE

                  1.1. Estimated Purchase Price. Upon the terms and subject to the conditions set forth herein, Truck City will purchase from the Company and Lester the Assets for an aggregate purchase price (the "Estimated Purchase Price") of $1,200,000.

                  1.2.     Post-Closing Purchase Price Adjustment.

                  (a) Closing Balance Sheet. The Company will prepare at its expense a balance sheet of the Company dated the Closing Date (the "Closing Balance Sheet"), prepared from its books and records and prepared in accordance with generally accepted accounting principles ("GAAP"). The Company will also prepare a calculation, as of the Closing Date based on the Closing Balance Sheet, of Net Asset Value ("Closing Net Asset Value"), which


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calculation will be prepared in accordance with GAAP and on a basis consistent with the Net Asset Value calculation reflected on Schedule 1.2 hereto. For such purpose, Truck City shall afford the Company and the Company's agents and representatives reasonable access to all books, records and work papers necessary to prepare the Closing Balance Sheet that are in Truck City's possession or control. The Company will deliver such Closing Balance Sheet and such calculation to Truck City within 30 days after the Closing.

                  (b)      Closing Balance Sheet Notice.

                           (i) Within 15 days of the receipt of the Closing Balance Sheet and the calculation of Closing Net Asset Value, Truck City will deliver to the Company a written notice certifying that either (A) it agrees with such Closing Balance Sheet and calculation or
         (B) it disagrees with such Closing Balance Sheet and calculation, in which case Truck City will also provide therewith a reasonably detailed written report stating the basis for disagreement with such Closing Balance Sheet and such calculation (the "Closing Balance Sheet Notice").

                           (ii) If the Closing Balance Sheet Notice is not timely given as described in Section 1.2(b)(i), the Closing Balance Sheet and the calculation of Closing Net Asset Value shall be final, binding and conclusive upon the Parties. If the Closing Balance Sheet Notice is properly given and the Company disagrees with such Closing Balance Sheet Notice, and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Balance Sheet Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than PricewaterhouseCoopers LLP, selected by mutual agreement of Truck City and the Company. The costs of resolving such a dispute shall be borne equally by Truck City and the Company.

                           (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute that is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Balance Sheet and the calculation of Closing Net Asset Value only with respect to the issues raised in the Closing Balance Sheet Notice and only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.2(a) above. The decision of the BFAF shall be final and binding on the Parties in the absence of manifest error.

                  (c) Post-Closing Adjustment. Within two business days after a final resolution by the BFAF of such disagreements as may arise out of the review of the Closing Balance Sheet in accordance with Section 1.2(b) above, and an appropriate adjustment to the Closing Balance Sheet and the calculation of Closing Net Asset Value to reflect such resolution, or, if Section 1.2(b)(i)(A) or the first sentence of Section 1.2(b)(ii) applies, two business days after delivery of, or expiration of the period for delivering, the Closing Balance Sheet Notice (as applicable), the Estimated Purchase Price will be adjusted (as so adjusted, the "Purchase Price"). If Closing Net Asset Value is less than $700,000, the difference and interest thereon will be due and payable to Truck City by the Company; however, to the extent Closing Net Asset Value is


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more than $700,000, the excess and interest thereon will be due and payable to the Company by Truck City. Any amounts payable pursuant to this paragraph shall bear interest from the Closing Date through the date of payment at an annual rate equal to LIBOR as reported in The Wall Street Journal on the Closing Date.

                  1.3. Transfer of Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, the Company will sell to Truck City, and Truck City will purchase from the Company, the Assets, free and clear of all encumbrances other than Permitted Encumbrances (as defined in Section 3.5).

                  1.4. Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Truck City shall assume and shall thereafter pay, perform and discharge as and when due the liabilities and obligations of the Business arising out of accounts payable of the Business outstanding as of the Closing Date and calculated in a manner consistent with
Schedule 1.2 hereto (including those liabilities listed on Exhibit A to Schedule 1.2), and only those liabilities and obligations (the "Assumed Liabilities").

                  1.5. Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly referred to in
Section 1.4, Truck City shall not assume, or otherwise be responsible for, the Company's liabilities or obligations, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the Business or the Assets, whether arising out of occurrences prior to, at or after the date hereof (collectively, the "Excluded Liabilities"), which Excluded Liabilities include, without limitation:

                  (a)      All   liabilities  and  obligations  of  the
Company arising out of or related to any of the Excluded Assets;

                  (b) All liabilities and obligations of the Company in respect of any costs arising out of or related to the sale and transfer of the Assets, including without limitation, all broker's or finder's fees and expenses and all fees and expenses of any attorneys and accountants of the Company;

                  (c)      All   liabilities  and  obligations  of  the
Company  in  respect   of  any  Tax  (as   defined  in  Section   3.10)
attributable to any period ending on or before the Closing Date;

                  (d) All liabilities and obligations to or in respect of any employees or former employees, agents or independent contractors of, or other persons providing services to, the Company, including, without limitation, (i) any employment, incentive or severance agreement, whether or not written, between the Company and any person, (ii) all liabilities under any Employee Benefit Plan (as defined in Section 3.17(a)) at any time maintained, contributed to or required to be contributed to by or with respect to the Company or under which the Company may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to the Company's withdrawal or partial withdrawal from or termination of any Employee Benefit Plan and (iii) all claims of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or


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state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions that occurred on or prior to the Closing Date;

                  (e) All liabilities and obligations of the Company relating to any claim, suit, litigation, proceeding or investigation pending on the date hereof, or instituted hereafter, that is based in whole or in part on events or conditions occurring or existing in connection with, arising out of, resulting from or relating to, directly or indirectly, the operation of the Business prior to the Closing Date, or the ownership, possession, use or sale of the Assets prior to the Closing Date;

                  (f) All liabilities and obligations of the Company arising out of or related to any indebtedness for borrowed money owing to the Company or any of its affiliates;

                  (g) All claims, liabilities or obligations (including, without limitation, fines, penalties, punitive damages, legal fees and expenses and all other damages and losses), irrespective of the actual or alleged basis therefor, that is based in whole or in part on events or conditions occurring or existing prior to the Closing in connection with, arising out of, resulting from or relating to, directly or indirectly, (i) any applicable laws regulating or establishing quality criteria or standards for air, water, land, noise or industrial safety and health, providing for remediation of environmental conditions or otherwise relating to the environment, whether existing as of the date hereof or subsequently amended, enacted or promulgated, (ii) employee health and safety or (iii) compliance with any laws or regulations relating to any of the foregoing;

                  (h) All liabilities and obligations arising from or relating to any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising, in whole or in part, from defects in products sold or services performed by or on behalf of the Company or any other person or entity on or prior to the Closing Date, or arising from any other cause, irrespective of the act and/or alleged basis therefor, that is based in whole or in part on events or conditions occurring or existing on or prior to the Closing Date, including without limitation any liabilities arising (on a date of occurrence basis or otherwise) relating to the use or misuse of equipment or to traffic accidents; and

                  (i) Without limitation by the specific enumeration of the foregoing, any liabilities not expressly assumed by, or subject to indemnification obligations of, Truck City.

                  1.6. Allocation of Purchase Price. The sum of (a) the Purchase Price (as adjusted pursuant to Section 1.2 hereof) plus (b) the Assumed Liabilities (collectively, the "Allocable Amount") represents the amount agreed upon by the Parties to be the aggregate consideration paid for the Assets, and shall be allocated among the Assets in accordance with a schedule (the "Allocation Schedule") to be agreed after the Closing Date by Truck City and the Company. Truck City shall prepare and deliver the Allocation Schedule to the Company for its review and approval within 45 days after the period for making any adjustment to the Purchase Price expires (as provided in Section 1.2 hereof), and the Company shall deliver to Truck City any proposed adjustment thereto within 30 days of its receipt of the Allocation Schedule. If the Company does not deliver to Truck City proposed adjustments to the Allocation Schedule within


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such time, it shall be deemed to agree with the Allocation Schedule as prepared by Truck City. In the event of any disagreement, Truck City and the Company shall negotiate in good faith for a resolution of the allocation. The Allocation Schedule shall comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Truck City and the Company shall (i) report for all Tax purposes the purchase of the Assets in a manner consistent with the Allocation Schedule and in a manner consistent with all applicable rules and regulations; (ii) timely file a Form 8594 in accordance with the requirements of Section 1060 of the Code and this Section 1.6; (iii) not assert, in connection with any Tax Return, Tax audit or similar proceedings, any allocation of the Allocable Amount that differs from that agreed to herein; and (iv) notify the other in the event any taxing authority is taking or proposing to take a position inconsistent with such allocation.


                                   ARTICLE II.
                                     CLOSING

                  2.1. Closing. The Closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on November 19, 1999 (the "Closing Date") at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601. The place of the Closing and the Closing Date may be varied by agreement among the Parties.

                  2.2. Conveyances at Closing.

                  (a) Instruments and Possession. To effect the sale and transfer of Assets referred to in Section 1.3 hereof, the Company will, at the Closing, execute and deliver to Truck City:

                           (i) one or more Bills of Sale, in the form attached hereto as Exhibit A, conveying in the aggregate all of the personal property owned by the Company included in the Assets;

                           (ii) subject to Section 8.2, Assignments of Lease in the form attached hereto as Exhibit B with respect to those leases that Truck City will assume;

                           (iii) subject to Section 8.2, Assignments of Contract Rights in the form attached hereto as Exhibit C with respect to those contracts that Truck City will assume;

                           (iv) subject to Section 8.2, Assignments of Patents and Trademarks and other Proprietary Rights (including an assignment of all rights, title and interest of the Company to the name "Southwest Virginia Truck Parts" and all variations thereof) each in the form attached hereto as Exhibit D, in recordable form to the extent necessary to assign such rights; and

                           (v) such other instruments as shall be requested by Truck City to vest in Truck City title in and to the Assets in accordance with the provisions hereof.


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                  (b) Assumption Document. Upon the terms and subject to the conditions set forth herein, at the Closing, Truck City shall deliver to the Company an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing Truck City's assumption of the Assumed Liabilities (the "Assumption Document").

                  (c) Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to Truck City and the Company.

                  (d) Consents. The Company shall deliver all Licenses and Permits (as defined herein) and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

                  2.3. Payment of Estimated Purchase Price. Truck City shall wire transfer at the Closing, $1,200,000 in immediately available funds in the amount or amounts and to the bank account or accounts designated by the Company in writing (less 5% of the Purchase Price to be delivered to the Escrow Agent (as defined in Section 6.6) pursuant to Section 8.9 hereof).


                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                            THE EXISTING SHAREHOLDERS

                  The Company and each Existing Shareholder jointly and severally represent and warrant to Truck City as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

                  3.1. Corporate Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. The Company has delivered to Truck City or its representatives complete and correct copies of its Articles of Incorporation and Bylaws and all amendments thereto. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business as now being conducted by it or the property owned or leased by it makes such qualification necessary, all of which are listed on Schedule 3.1. Schedule 3.1 contains a list entitled "Existing Shareholders" which sets forth a true, correct and complete list of each of the shareholders of the Company and each of their respective holdings of the Company and no other person or entity owns any equity interest in the Company. The Company has no subsidiaries.

                  3.2. Authorization. This Agreement, the Ancillary Agreements (as defined) to which the Company is a party and the transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and the Existing Shareholders, who own 100% of the voting capital stock of the Company, party thereto and are the legal, valid and binding


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obligations of the Company and the Existing Shareholders, enforceable against the Company and the Existing Shareholders in accordance with their terms.

                  3.3. No Conflict or Violation. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company or the Existing Shareholders will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability ("Contractual Obligation") to which the Company or any Existing Shareholder is a party or by which it is bound or to which its assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company or any Existing Shareholder is subject or (d) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

                  3.4. Facilities. Schedule 3.4 contains a complete and accurate list of all real property used in connection with the Business of the Company ("Real Property"), all of which is leased ("Leased Real Property").

                  (a) Actions. There are no pending or, to the best knowledge of the Company, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any facility ("Facility") used in connection with the Business.

                  (b) Leases or Other Agreements. There are no leases, subleases, licenses, occupancy agreements, options, rights, disputes, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility or any Real Property or any portion thereof, or interest in any such Facility or Real Property.

                  (c) Facility Leases and Leased Real Property. With respect to each Facility lease, the Company is the sole lessee and has an unencumbered interest in the leasehold estate related thereto. The Company enjoys peaceful and undisturbed possession of all of the Leased Real Property. Each Facility lease is valid, binding and enforceable in accordance with its terms. The Company is not in default under any Facility lease or sublease, and no event or condition exists that with notice or lapse of time or both would constitute a default by the Company under any Facility lease or sublease.

                  (d) Certificate of Occupancy. All Facilities have received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.


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                  (e) Utilities. All Facilities are supplied with utilities
(including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition that would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

                  (f) Improvements, Fixtures and Equipment. The improvements constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) necessary, desirable and appropriate for the operation of the Business as presently conducted and (vi) in conformity with all applicable regulations.

                  (g) Flood Risk. None of the Facilities is located in either a special service district or an area for which federal flood risk insurance is necessary.

                  (h) No Special Assessment. The Company has not received notice of any special assessment relating to any Facility or any portion thereof, and there is no pending or threatened special assessment.

                  3.5. Assets. The Company and Lester have and will transfer to Truck City good and marketable title to the Assets, free and clear of any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the Assets subject thereto or interfere in any material respect with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). The delivery to Truck City of the instruments of transfer contemplated hereby will vest good, marketable and exclusive title to the Assets in Truck City, free and clear of all encumbrances of any kind other than Permitted Encumbrances. The Assets constitute all of the assets necessary to conduct the Business in substantially the manner conducted by the Company as of the date of this Agreement. All tangible assets and properties that are part of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business and conform in all material respects to all applicable regulations (including Environmental Laws (as defined in Section 3.18(a)(iv))) relating to their use and operation.


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                  3.6. Financial Statements.

                  (a) The unaudited balance sheet and income statement of the Company at and for the year ended December 31, 1998, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as of its date and for such period. The Company has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet and were not so recorded or reserved.

                  (b) The unaudited balance sheet and income statement of the Company at and for the nine months ended September 30, 1999, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as of its date and for such period and are consistent with the financial statements described in Section 3.6(a). All unaudited balance sheets and income statements of the Company for periods ending after September 30, 1999, will be prepared in accordance with GAAP consistently applied and will fairly present the financial conditions and results of operations of the Company as of their date or dates and as of such period or periods and will be consistent with the financial statements described in Section 3.6(a).

                  (c) Copies of the financial statements described in Sections 3.6(a) and (b) have been or will be provided to Truck City or its representatives.

                  3.7. Books and Records. The Company has made and kept and given Truck City and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of the Company. The copies of the stock book records of the Company are true, correct and complete, and accurately reflect all transactions effected in the Company's stock interests through and including the date hereof. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company.

                  3.8. Litigation. There is no claim, action, suit, proceeding, or investigation pending or, to the best knowledge of the Company, threatened against the Company or its directors, officers, agents or employees (in their capacity as such) or any properties or rights of the Company. There are no orders, writs, injunctions or decrees currently in force against the Company or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of the Business.

                  3.9. Licenses and Permits; Compliance with Laws. Schedule 3.9 sets forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Licenses and Permits") and all pending applications therefor issued to the Company and currently used by the Company in the conduct of the Business. The Company owns, holds or possesses all Licenses and Permits necessary to entitle it to use the name "the Company," to own or lease, operate and use the Assets and properties and to carry on and permit the continued lawful conduct of the Business. The Business is not being conducted in a manner that violates any of the terms or conditions under which any of the Licenses and Permits was granted. The Company has performed all obligations and satisfied all conditions required to be performed or satisfied by it to date under, and is not in default in respect of, any of the Licenses and Permits and no event has occurred that, with due notice or lapse of time or both, would constitute such a default or permit the revocation or cancellation of any of the Licenses and Permits. There is no administrative or judicial proceeding to revoke, cancel or declare any of the Licenses and Permits invalid in any respect pending or, to the best knowledge of the Company, threatened. The Company has provided Truck City with a true, correct and complete copy of each of the Licenses and Permits.

                  3.10. Tax Matters. The Company has duly and timely filed, or caused to be duly and timely filed, all Tax Returns required to be filed by it with the appropriate governmental authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law. The financial statements referred to in Section
3.6 hereof reflect adequate reserves for all Taxes payable by the Company for all Taxable periods and portions thereof accrued through the dates of such financial statements. All deficiencies for any Taxes that have been proposed, asserted or assessed against the Company have been fully paid, or are fully reflected as a liability in such financial statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such financial statements. The Company is not a party to any pending audit, action or proceeding, nor to the best of the Company's knowledge, is any such audit, action or proceeding contemplated or threatened, by any governmental authority for the assessment or collection of any Taxes of the Company. No claim has ever been made by any governmental authority in a jurisdiction where the Company has never filed a Tax Return that the Company is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets. Schedule 3.10 sets forth each state, local and foreign jurisdiction in which the Company (a) filed an income or franchise Tax Return, whether on a consolidated, combined or separate return basis, during the five-year period ended December 31, 1998, and (b) collected or remitted any sales and/or use Taxes during the five-year period ended December 31, 1998. All Taxes that the Company is required by law to withhold or to collect have been withheld or collected and paid over to the proper governmental authorities or segregated and set aside for such payment. For the purposes of this Agreement, "Tax" or "Taxes" (including, with correlative meaning, the term "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, alternative minimum, gains, transfer, documentary, stamp and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and the term "Tax Returns" means all returns, reports, declarations, statements, elections, forms or other documents or information required to be filed with any governmental authority with respect to any Taxes.

                  3.11. Brokers, Finders. The Company has not retained any broker or finder in connection with the transactions contemplated herein, and the Company is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

                  3.12. Absence of Certain Changes.

                  (a) Since December 31, 1998, the Company has conducted the Business in the ordinary course, and there has not occurred with respect to the
Company:

                           (i) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of the Company, taken as a whole ("Material Adverse Effect");

                           (ii) any revaluation of the Assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

                           (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

                           (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                           (v) any capital expenditure exceeding $2,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

                           (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect;

                           (vii) any Assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                           (viii) the failure to carry on diligently the Business in the ordinary course so as to preserve for Truck City the Assets, the Business and the goodwill of the suppliers, customers, distributors of the Business and others having business relations with the Business;

                           (ix) the disposition or lapsing of any Proprietary Rights (as defined in Section 3.14) or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

                           (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any Assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material Assets for any amount, including, without limitation, transactions between the Company and any of its affiliates;

                           (xi) an amendment, modifications, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to the Assets or the Business or entry into any contract, commitment, agreement, lease, transaction or Permit that is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                           (xii) any bonus or distribution paid or promised, any increase in the base compensation, or other payment or loan to any officer or employee of the Company, whether now or hereafter payable or granted, or entry into or variation of the terms of any employment, incentive or severance agreement with, or employee benefit plan, policy or arrangement covering, any such person;

                           (xiii) an adverse change in employee relations that has or is reasonably likely to have an adverse effect on the productivity, financial condition, results of operations or the Business or the relationships between the employees of the Company and its management;

                           (xiv) any change in any method of accounting or keeping books of account or accounting practices;

                           (xv) any material damage, destruction or loss of any Asset, whether or not covered by insurance;

                           (xvi) the issuance, delivery or sale of any equity securities by the Company, or alteration in terms of any outstanding securities issued by the Company or any increase in the indebtedness for borrowed money of the Company;

                           (xvii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

                           (xviii) the existence of any other event or condition that, in any one case or in the aggregate, has been or might reasonably be expected to have a Material Adverse Effect; or

                           (xix) an agreement to do any of the things described in the preceding clauses (i) - (xviii) other than as expressly provided for herein.

                  3.13. Material Contracts. Schedule 3.13 attached hereto sets forth a complete and correct list of all the Material Contracts to which the Company is a party. As used in this Agreement, "Material Contracts" means:

                  (a) all contracts not made in the ordinary course of business;

                  (b) all leases or other agreements under which the Company is a lessor or lessee of any Real Property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the Business, which entail annual payments, in the case of any such lease or agreement, in excess of $2,000;

                  (c) all options with respect to any property, real or personal, whether the Company is the grantor or grantee thereunder;

                  (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business and that are not cancelable, without payment of any kind, on 30 calendar days' notice;

                  (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties in a principal amount (or with maximum availability) in excess of $2,000;

                  (f) all contracts and agreements to which the Company is a party and that are (i) outstanding contracts with officers, employees, agents, consultants, advisors, sales personnel, sales representatives, distributors, sales agents or dealers other than contracts that by their terms are cancelable by the Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $2,500, (ii) all collective bargaining agreements of the Company and (iii) all pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of the Company;

                  (g) any covenant not to compete or similar restriction on the Company;

                  (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $2,000; or

                  (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $2,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by the Company.

The Company has furnished or will furnish to Truck City or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

                  3.14. Proprietary Rights.

                  (a) Schedule 3.14 lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for the Company. Schedule 3.14 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.14 are all those used by the Company in connection with the Business or the Assets. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided to Truck City or its representatives.

                  (b) the Company does not have any obligation to compensate any person for the use of any such Proprietary Rights. the Company has not granted to any person any license, option or other rights to use in any manner any of Proprietary Rights, whether requiring the payment of royalties or not.

                  (c) the Company owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has the right to use any trademarks of the Company on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best knowledge of the Company, is infringing upon any such Proprietary Rights in anyway. The Company's use of any Proprietary Rights does not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by the Company that are presently outstanding, alleging that the Company's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on the Company's right to sell products manufactured in connection with the operation of the Business.

                  3.15. Labor Matters. The Company is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (or any other similar labor or employee organizations) under local statutes, custom or practice. The Company has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. There is no labor strike or labor disturbance pending or, to the best knowledge of the Company, threatened against the Company, nor is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, the Company is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9 as required by such Act, in the personnel file of each employee hired after November 9, 1986.

                  3.16. Consents. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Company of the transactions contemplated herein and therein.

                  3.17. Employee Benefit Plans; Employment Agreements.

                  (a) Plans. Schedule 3.17 sets forth a true, complete and accurate list of: (i) any and all severance or employment agreements with any current or former member of management or other employee providing services to or employed by the Company; (ii) any and all severance programs or policies applicable to any such personnel; (iii) any and all plans or arrangements relating to any current or former member of management or other employee providing services to or employed by the Company containing change in control provisions; (iv) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by the Company for the benefit of any current or former employee providing services to or employed by the Company, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (singularly, "Employee Benefit Plan" and collectively, "Employee Benefit Plans"); and (v) all plans that would be Employee Benefit Plans, except that they have been terminated on or before the date hereof ("Terminated Employee Benefit Plans").

                  (b) Pension and Welfare Benefit Plans. With respect to the Employee Benefit Plans and Terminated Employee Benefit Plans, each as described on Schedule 3.17:

                      (i) each Employee Benefit Plan is in compliance with the
                  requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Benefit Plans, including but not limited to ERISA and the Code, and each Employee Benefit Plan has been administered in accordance with its terms;

                      (ii) each Employee Benefit Plan that is intended to be
                  qualified pursuant to Code Section 401(a) and Code Section 501(a) is so qualified and has received a favorable determination letter from the IRS covering the Tax Reform Act of 1986, as amended, that such ERISA Plans are so qualified and each trust established in connection with any such plan is exempt from federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of such qualification;

                      (iii) all required reports and disclosures (including
                  without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description) with respect to each Employee Benefit Plan has been timely filed and distributed;

                      (iv) all required contributions for all periods ending
                  prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such Employee Benefit Plans prior to the Closing Date by the Company;

                      (v) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such Employee Benefit Plan for policy years or other applicable policy periods ending on or before Closing;

                      (vi) the Company has not taken any action directly or
                  indirectly that obligates the Company to institute, modify or change any Employee Benefit Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

                      (vii) with respect to each Employee Benefit Plan, no
                  action, suit, grievance, arbitration, investigation, audit or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to such Employee Benefit Plans;

                      (viii) with respect to each such Employee Benefit Plan,
                  neither the Company, its affiliates, nor any fiduciary (as defined in ERISA Section 3(21)) of any Employee Benefit Plan have engaged in any prohibited transactions (as defined in ERISA Section 406 or Code Section 4975); no penalty, fine, tax, action, suit, grievance, arbitration, investigation, audit, litigation or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to any Employee Benefit Plans, the Company, or any fiduciary (as defined in ERISA Section 3(21)) of any such Employee Benefit Plan (including without limitation any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under such plans); neither the Company, nor any fiduciary with respect to any Employee Benefit Plan has any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim; and the

                  Company has not incurred any lien under Section 401(a)(29) or any liability for any tax or civil penalty imposed by
                  Section 4971 or 4976 of the Code or Section 502 of ERISA and no condition or set of circumstances exists that presents a risk to the Company of incurring any such lien or liability;

                      (ix) no Employee Benefit Plan is (A) a "defined benefit"
                  plan (as defined in Section 3(35) of ERISA, nor was any Terminated Employee Benefit Plan such a "defined benefit" plan, (B) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (C) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA, respectively, or
                  (D) a "welfare benefit fund" as defined in Section 419(e) of the Code;

                      (x) except as set forth herein and on Schedule 3.17, none
                  of the Employee Benefit Plans has been completely or partially terminated. Effective prior to the Closing Date, the Company terminated the Southwest Virginia Truck Parts Retirement Savings Plan and the Integrated Money Purchase Pension Plan and Trust, and such terminations were in all respects in compliance with applicable law;

                      (xi) no current or former employee of the Company will be
                  entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Employee Benefit Plan will be entitled to payment as a result of the transactions contemplated by this Agreement; and

                      (xii) no Employee Benefit Plan provides medical, life or
                  other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no material liability for any retroactive rate adjustment. Each Employee Benefit Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in accordance with Section 4980B of the Code, Section 9801 and the secondary payor requirements of
                  Section 1862(b) of the Social Security Act.

                  3.18. Compliance with Environmental Laws.

                  (a) Definitions. The following terms, when used in this
Section 3.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

                           (i) "The Company" for the purposes of this Section 3.18, shall include (A) the Company, (B) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

                           (ii) "Release" shall mean and include any existing or previously existing spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance or otherwise as defined in any Environmental Law.

                           (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                           (iv) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

                           (v) "Environmental Conditions" means the introduction into the environment, whether or not yet discovered, of any Hazardous Substance (whether or not upon any Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which the Company has or may become liable to any person or by reason of which any Facility may suffer or be subjected to any lien or as a result of which the Company or Truck City could incur any damage, loss, cost, expense, claim, demand, order or liability to a third party (including, without limitation, any governmental authority).

                  (b) Notice of Violation. The Company has not received any notice of alleged, actual or potential responsibility for, or any inquiry concerning, and knows of no investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at the Facilities or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law at the Facilities. The Company has not received written notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any of the Facilities.

                  (c) Environmental Conditions. There are no present or past Environmental Conditions.

                  (d) Environmental Audits or Assessments. True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports that are in the possession or control of the Company, of all environmental audits or assessments which have been conducted at any Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Truck City or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company and the Existing Shareholders have knowledge is included in
Schedule 3.18 hereto.

                  (e) Indemnification Agreements. The Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.21) under which the owner or lessee of any Facility is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

                  (f) Releases or Waivers. The Company has not released any other person from any claim under any Environmental Law with respect to any Facility or waived any rights concerning any Environmental Condition with respect to any Facility.

                  (g) Notices, Warnings and Records. The Company has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws with respect to each Facility.

                  (h) Compliance. The Company has not ever violated and is presently in compliance with all Environmental Laws at each Facility.

                  (i) Hazardous Substances. The Company has not generated, manufactured, refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Substance at any Facility in violation of Environmental Laws.

                  (j) Underground Storage Tanks. There are no underground storage tanks at any Facility.

                  (k) Asbestos Containing Material. There is no asbestos containing material at any Facility that is in a condition that would require abatement.

                  (l) Liens. No lien has been imposed on any Facility pursuant to any Environmental Law.

                  3.19. Certain Business Relationships with the Company. No beneficial owner of more than 5% of the Company's outstanding voting securities has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of such shareholders owns any assets, tangible or intangible, that are used in the Business.

                  3.20. Undisclosed Liabilities. The Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise except (a) to the extent reflected or reserved for on the unaudited balance sheet of the Company at December 31, 1998, (b) liabilities or obligations incurred in the normal and ordinary course of business of the Company since December 31, 1998,
(c) liabilities or obligations disclosed in Schedule 3.20 hereto and in the other Schedules attached hereto or (d) liabilities or obligations disclosed elsewhere in this Agreement.

                  3.21. Insurance. Schedule 3.21 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by the Company on (a) the Business, (b) the Assets or (c) officers, consultants or employees providing services to or employed by the Company at any time since December 31, 1993. All insurance coverage applicable to the Company and to the Business and the Assets is in full force and effect, insures the Company in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulation and by any and all contracts to which the Company is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by the Company have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised the Company that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

                  3.22. Accounts Receivable. The accounts receivable set forth on the unaudited balance sheet of the Company at December 31, 1998, and all accounts receivable arising since the date of such balance sheet, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the unaudited balance sheet of the Company at December 31, 1998 and, in the case of accounts receivable arising since the date of such balance sheet, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on such balance sheet.

                  3.23. Inventory. Schedule 3.23 contains a complete and accurate list of the addresses at which all inventory set forth on the unaudited balance sheet of the Company at December 31, 1998 or arising since such date is located. The inventory as set forth on the Balance Sheets or arising since the date of such balance sheet was acquired and has been maintained in accordance with the regular business practices of the Company, consists of new and unused items of a quality and quantity usable or salable in the ordinary course of business, and is valued at the lower of cost or market on a FIFO basis using replacement cost. None of such inventory is obsolete, unusable, damaged or unsalable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided in such balance sheet.

                  3.24. Payments. Neither the Company nor any Existing Stockholder has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets, or operations of the Company, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. The Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of the actual or potential customers of the Company.

                  3.25. Customers, Distributors and Suppliers. Schedule 3.25 sets forth a complete and accurate list of the names and addresses of the ten largest (in terms of dollar volume) (a) customers, distributors and other agents and representatives of the Company during the year ended December 31, 1998, showing the approximate total sales in dollars by the Company to such customer during such fiscal year; and (b) suppliers to the Company during the year ended December 31, 1998, showing the approximate total purchases in dollars by the Company from such supplier during such fiscal year. Since December 31, 1998, there has been no adverse change in the business relationship of the Company with any customer, distributor or supplier named on Schedule 3.25. The Company has not received any communication from any customer, distributor or supplier named on Schedule 3.25 of any intention to terminate or materially reduce purchases from or supplies to the Company.

                  3.26. Material Misstatements Or Omissions. No representations or warranties by any Existing Shareholder in this Agreement, nor any document, exhibit, statement, certificate or Schedule heretofore or hereinafter furnished to Truck City or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                   ARTICLE IV.
             REPRESENTATIONS AND WARRANTIES OF TRUCK CITY

                  Truck City represents and warrants to the Company and the Existing Shareholders as follows:

                  4.1. Corporate Organization and Standing. Truck City is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

                  4.2. Authorization. This Agreement has been, and the Ancillary Agreements will be, duly authorized, executed and delivered by Truck City, and this Agreement is, and the Ancillary Agreements will be, the legal, valid and binding obligation of Truck City, enforceable against Truck City in accordance with their terms.

                  4.3. No Conflict or Violation. Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any Contractual Obligation to which Truck City is a party or by which it is bound or to which its assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of its Certificate of Incorporation or Bylaws, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Truck City is subject or
(d) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

                                   ARTICLE V.
                             POST-CLOSING COVENANTS

                  The Company, the Existing Shareholders and Truck City each covenant with the other as follows:

                  5.1. Further Assurances. Upon the terms set forth herein, the Parties agree, after the Closing, to (a) execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (b) cooperate with each other in connection with the foregoing (including, without limitation, any document necessary to convey title to Truck City in and to any tangible properties, real property improvements and personal property that are defined as Excluded Assets in Annex A to this Agreement but that Truck City can demonstrate are material to and used in the Business and are not primarily used by the Company in businesses other than the Business).

                  5.2. Employee-Related Matters. Nothing herein is intended to confer upon any employee of the Company any rights of any kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to or of employment for a specified period or any other form of employment security. Truck City shall not assume any obligation or liability for employment practices or policies maintained by the Company with respect to the Company's employees. Except as otherwise provided herein, Truck City shall have no obligation or liability nor incur any cost or expense with respect to any claims, whether arising before or after the Closing, by any employee or former employee of the Company arising by reason of the sale or purchase of the Assets pursuant to this Agreement or by reason of such employee or former employee's employment, or the termination of his or her employment, by Truck City. Without limiting the foregoing, any severance obligation arising by reason of the sale of the Assets by the Company pursuant to this Agreement shall remain the sole liability of the Company.

                  The Company shall (a) offer to all employees at the time of the Closing the right to continue their coverage under the Company's group health plan(s) (as defined in Section 5000(b)(1) of the Code), such offers to be made in accordance with the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA continuation coverage"), and (b) provide COBRA continuation coverage to any former employee of the Company (or eligible spouse or dependent of such person) who became eligible for such COBRA continuation coverage as of or at any time prior to Closing. The Company agrees that it shall continue in effect on and after Closing for the maximum required period under ERISA Section 602(2) (but without regard to ERISA Section 602(2)(B)) a group health plan or individual medical insurance, plan, policy or arrangement for the purpose of providing medical benefits to any employee (or eligible spouse or dependent of such employee) who is eligible to elect or has elected COBRA continuation coverage pursuant to the preceding sentence.

                                   ARTICLE VI.
     CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY TRUCK CITY

                  The obligations of Truck City under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Truck City:

                  6.1. No Injunctive Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency that prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect (provided that Truck City has acted in accordance with the requirements of Section 5.1 hereof).

                  6.2. Representations and Warranties. Except as otherwise contemplated by this Agreement, all representations and warranties of the Company and the Existing Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

                  6.3. Performance of Agreements; Instruments of Transfer. The Company and the Existing Shareholders shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date and shall have tendered to Truck City the documents, instruments and certificates required by Articles II and VI hereof.

                  6.4. Compliance Certificate. The Company and the Existing Shareholders each shall have delivered to Truck City or its representatives a certificate, dated the Closing Date, executed on the Company's behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 6.2 and 6.3 hereof.

                  6.5. Opinion of Counsel. Truck City shall have received the opinion of Robertson, Cecil & Pruitt, counsel for the Company and the Existing Shareholders, in the form set forth in Schedule 6.5 hereto.

                  6.6. Ancillary Agreements. The following agreements (the "Ancillary Agreements") shall have been executed and delivered by all parties thereto other than Truck City: (a) an escrow agreement (the "Escrow Agreement") by and among Truck City, the Company and Chase Manhattan Bank and Trust Company, National Association, as "Escrow Agent," substantially in the form attached hereto as Exhibit F; and (b) a noncompetition agreement between Truck City and the Company and Truck City and each of the Existing Shareholders, substantially in the form attached hereto as Exhibit G.

                  6.7. Consents, Etc. All authorizations, consents or approvals of any and all third parties and governmental regulatory authorities necessary to be obtained prior to the Closing in connection with the consummation of the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by Truck City. The waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired.

                  6.8. Nonforeign Affidavit. The Company shall furnish to Truck City an affidavit, stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person, pursuant to Section 1445(b)(2) of the Code.


                                  ARTICLE VII.
                        CONDITIONS TO CONSUMMATION OF THE
                         TRANSACTIONS BY THE COMPANY AND
                            THE EXISTING SHAREHOLDERS

                  The obligations of the Company and the Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Company and the Existing Shareholders:

                  7.1. No Injunctive Proceedings. No preliminary or permanent injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency that prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect (provided that the Company and the Existing Shareholders shall have acted in accordance with the requirements of Section 5.1 hereof).

                  7.2. Representations and Warranties. Except as otherwise contemplated by this Agreement, all representations and warranties of Truck City contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

                  7.3. Performance of Agreements; Instruments of Transfer. Truck City shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date and shall have tendered to the Company and the Existing Shareholders the documents, instruments and certificates required by Articles II and VII hereof.

                  7.4. Compliance Certificate. Truck City shall have delivered to the Company and the Existing Shareholders or their representatives a certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections
7.2 and 7.3 hereof.

                  7.5. Ancillary Agreements. The Ancillary Agreements shall have been duly executed and delivered by Truck City.

                  7.6. Consents; Etc. All authorizations, consents or approvals of any and all third parties and governmental regulatory authorities necessary to be obtained prior to the Closing in connection with the consummation of the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by the Company or the Existing Shareholders.

                                  ARTICLE VIII.
       ACTIONS BY THE PARTIES AFTER THE CLOSING; INDEMNIFICATION

                  8.1. Collection of Accounts Receivable and Letters of Credit. At the Closing, Truck City will acquire hereunder the right and authority to collect all receivables, letters of credit and other items that constitute a part of the Assets, and the Company shall within 48 hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Truck City any letters of credit, documents, cash or checks or other consideration received on account of or otherwise relating to any such receivables, letters of credit or other items.

                  8.2. Assignability and Consents. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign any order, contract, agreement, lease, commitment, license, franchise, permit, authorization or concession (collectively, the "Assigned Agreements") if an attempted assignment thereof, without the consent of another party thereto or any governmental authority, would constitute a breach of any such Assigned Agreement or in any way affect the rights of the Company thereunder. The Company shall use its best efforts to obtain all consents, novations and waivers and to resolve all impracticalities of assignments, novations or transfers necessary to convey the Assigned Agreements to Truck City at the earliest practicable date. If such consents, novations or waivers are not obtained, or if an attempted assignment would be ineffective, the Company shall use its best efforts to provide to Truck City the benefits of any such Assigned Agreement, shall enforce, at Truck City's request and for Truck City's account, any rights of the Company under such Assigned Agreement (including the right to elect, renew, extend or terminate) and shall promptly pay to Truck City when received all monies received by the Company under such Assigned Agreement. To the extent Truck City is provided the benefit of any such Assigned Agreement, Truck City shall perform or discharge, on behalf of the Company, the Company's obligations and liabilities under each such Assigned Agreement in accordance with the provisions thereof. This Section 8.2 shall not be construed to require Truck City to assume any additional liability hereunder or to perform under or assume any obligations with respect to the Assigned Agreements in excess of those currently required by such Assigned Agreements. The Company shall use its best efforts to ensure that all contracts entered into by the Company after the date hereof are assignable to Truck City without the consent of the other party thereto.

                  8.3. Trade Names. The Company shall, and shall cause its affiliates to, as soon as reasonably practicable following the Closing Date, cease to use any trade names, trademarks, services marks, logos, designs or similar rights and interests included in the Assets, including the name "Southwest Virginia Truck Parts" or any abbreviation or variation thereof (the "Acquired Name"), in the operation of their business, including on any plant, building or equipment or any stationery, business form, packaging, container, sign or other property (real or personal) included in the Excluded Assets; provided however, that the Company shall, within 14 days following the Closing, prepare, execute and file appropriate documents with the Secretary of State of the State of Virginia and all appropriate authorities where the Company is qualified to do business to change the corporate names of the Company so that they do not include any Acquired Name or any name confusingly similar thereto.

                  8.4. Indemnification by the Company and the Existing Shareholders. Subject to the provisions of this Article VIII, the Company and the Existing Shareholders will jointly and severally indemnify, defend and hold harmless Truck City and its controlling persons, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as "Truck City's Indemnified Persons") from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that Truck City's Indemnified Persons suffer, sustain, incur or become subject to arising out of or due to: (a) the Excluded Liabilities or the Excluded Assets; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Company or the Existing Shareholders under this Agreement, any Schedule hereto or any Ancillary Agreement, not otherwise waived by Truck City; (c) any inaccuracy of any representation of the Company or any Existing Shareholder in this Agreement, any Schedule hereto or any Ancillary Agreement; or (d) the breach of any warranty of the Company or any Existing Shareholder in this Agreement, any Schedule hereto or any Ancillary Agreement; provided however, that the maximum aggregate liability of each of Cheria L. Sturgill and Lescia L. Skeens to indemnify Truck City's Indemnified Persons shall not exceed, in either case, the pro rata portion of the Purchase Price received by that Existing Shareholder. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims.

                  8.5. Indemnification by Truck City. Subject to the provisions of this Article VIII, Truck City agrees to indemnify, defend and hold the Company and the Existing Shareholders and their respective controlling persons, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such persons are hereinafter collectively referred to as "the Company's Indemnified Persons"), harmless from and against any and all Losses that the Company's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) the Assumed Liabilities or the Assets;
(b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of Truck City under this Agreement, any Schedule hereto or any Ancillary Agreement, not otherwise waived by the Company or the Existing Shareholders; (c) any inaccuracy of any representation of Truck City in this Agreement, in any Schedule hereto or any Ancillary Agreement; or (d) the breach of any warranty of Truck City in this Agreement or any Schedule hereto. Payment is not a condition precedent to recovery of indemnification for Losses.

                  8.6. Survival of Representations, Warranties and Covenants. The several representations, warranties and covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for 18 months thereafter; provided, however, that the representations and warranties set forth in Section
3.10 relating to tax matters, Section 3.17 relating to employee benefits matters and Section 3.18 relating to environmental matters shall survive for the length of the applicable statute of limitations.

                  8.7. Threshold. No Truck City's Indemnified Person or the Company's Indemnified Person shall be entitled to any recovery in accordance with this Article VIII unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $10,000 and then only to the extent of such excess.

                  8.8. Notice and Opportunity to Defend. If a claim for Losses (a "Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.6 and 8.7 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

                  8.9. Indemnification Payments. At the Closing, Truck City will deliver by wire transfer of immediately available funds 5% of the Estimated Purchase Price to the Escrow Agent to be held by the Escrow Agent for 12 months pursuant to the terms of the Escrow Agreement and to serve as partial security for the indemnification obligations of the Existing Shareholders under this Agreement. Any indemnification obligations of the Company and the Existing Shareholders under this Article VIII shall be first satisfied by amounts held by the Escrow Agent pursuant to the terms of the Escrow Agreement.


                                   ARTICLE IX.
                                  MISCELLANEOUS

                  9.1. Expenses. Except as otherwise set forth in this Agreement, Truck City shall pay all costs and expenses incurred by it on its behalf, and the Company shall pay all costs and expenses incurred by it or the Existing Shareholders or on its or the Existing Shareholders' behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

                  9.2. Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below (except that any notice to be provided to any Existing Shareholder shall be so provided at the address and telecopy number as set forth on Annex B hereto):

         If to the Company, at

                  Southwest Virginia Truck Parts, Inc.
                  U.S. 460 East Main Street
                  Grundy, Virginia  24614
                  Attn.:  C. Lloyd Lester
                  Telecopy No.:  (540) 935-8294

         With a Copy to:

                  Robertson, Cecil & Pruitt
                  237 Main Street
                  P.O. Box 1560
                  Grundy, Virginia  24614
                  Attn.:  David E. Cecil
                  Telecopy No.:  (540) 935-7576

         If to Truck City:

                  c/o HDA Parts System, Inc.
                  520 Lake Cook Road
                  Deerfield, Illinois 60015
                  Attn.:  John J. Greisch
                  Telecopy No.:  (847) 444-1096

         With a Copy to:

                  Brentwood Associates
                  11150 Santa Monica Boulevard
                  Suite 1200
                  Los Angeles, California 90025
                  Attn.:  Christopher A. Laurence
                  Telecopy No.:  (310) 477-1011

         And:

                  Jones, Day, Reavis & Pogue
                  77 West Wacker
                  Chicago, Illinois  60601
                  Attn.:  Timothy J. Melton
                  Telecopy No.:  (312) 782-8585

                  All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

                  9.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  9.4. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

                  9.5. Headings. The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.6. Assignment; Amendment of Agreement. This Agreement shall be binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

                  9.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

                  9.8. Further Assurances. Each Party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

                  9.9. No Third-Party Rights. This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Truck City, the Company and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

                  9.10. Non-Waiver. The failure in any one or more instances of a Party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                  9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  9.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

                  9.13. Knowledge. As used herein, to the "knowledge" or "best knowledge" or similar phrase includes (a) actual knowledge, after reasonable inquiry, of any officer, director or shareholder of the Company and any employee of the Company whose job duties include the supervision of the subject matter in question and (b) such knowledge as would have been obtained by any of the foregoing individuals after inquiring of the appropriate personnel and after conducting, or having had conducted by such appropriate personnel, a diligent search of files, computer records and other available data.


                            (signature page follows)

                  IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.


                                    TRUCK CITY PARTS, INC.


                                    By: /s/ JOHN P. MILLER
                                       ----------------------------------------
                                    Name: John P. Miller
                                         --------------------------------------
                                    Title: Vice President, Treasurer & Secretary
                                          -------------------------------------

                                    SOUTHWEST VIRGINIA TRUCK PARTS, INC.


                                    By: /s/ C. LLOYD LESTER
                                       ----------------------------------------
                                    Name: C. Lloyd Lester
                                         --------------------------------------
                                    Title: Secretary/Treasurer
                                          -------------------------------------

                                            /s/ C. LLOYD LESTER
                                    -------------------------------------------
                                               C. Lloyd Lester


                                            /s/ JUDY C. LESTER
                                    -------------------------------------------
                                               Judy C. Lester


                                            /s/ LESCIA L. SKEENS
                                    -------------------------------------------
                                               Lescia L. Skeens


                                            /s/ CHERIA L. STURGILL
                                    -------------------------------------------
                                               Cheria L. Sturgill

                                     ANNEX A


         "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business and in which the Company has any interest on the Closing Date and reflected on the Closing Balance Sheet including the value of the Company's investment in stock of HD America and including the rights, titles and interests of Lester set forth on Schedule I to this Annex A; provided, however, that the following rights, titles and interests of the Company shall be excluded from the definition of Assets (the "Excluded Assets"):

         (a)  all cash, other than cash on hand at the Closing;

         (b) all insurance policies and proceeds and rights arising out of such policies relating to the Excluded Assets;

         (c) all records prepared in connection with the sale of the Business (including bids from third parties);

         (d) all rights (including Tax and other refunds and claims thereto) relating to the Excluded Liabilities;

         (e)  all nonassignable Licenses and Permits; and

         (f) all amounts due to the Company under the shareholder loan reflected on the balance sheet as a related-party receivable.

                                     ANNEX B


     Judy C. Lester                              C. Lloyd Lester
     22084 Sandcastle Road                       22084 Sandcastle Road
     Abingdon, Virginia  24211                   Abingdon, Virginia  24211

     Cheria L. Sturgill                          Lescia L. Skeens
     22077 Sandcastle Road                       22215 Parksmill Road
     Abingdon, Virginia  24211                   Abingdon, Virginia  24211



                                      B-1